Exhibit 99.1

MetaBank® Announces Strategic Relationship with H&R Block®

Sioux Falls, S.D., August 5, 2020 (GLOBE NEWSWIRE) - Meta Financial Group, Inc.'s (Nasdaq: CASH) wholly-owned subsidiary, MetaBank®, N.A. (”Meta”), announced today that it has entered into a program management agreement as part of a three-year strategic banking relationship with Emerald Financial Services, LLC, a wholly-owned indirect subsidiary of H&R Block, Inc., to serve as a facilitator for H&R Block's suite of financial services products which include: Emerald Prepaid MasterCard®, Refund Transfers, Refund Advances, Emerald Advance® lines of credit, and other products through H&R Block’s distribution channels.
“We are pleased to team with H&R Block, once again, and to expand our strategic relationship to include their suite of financial services products,” said Brad Hanson, Co-President and Chief Executive Officer of MetaBank. “Meta is a leading provider of financial services products to the Tax industry, and we look forward to leveraging our experience, capabilities and platform combined with Block’s products and distribution to improve consumers’ access to funds and make their lives just a little simpler.”
“Meta is the ideal partner for us to help deliver valuable financial products and services to our clients,” said Tony Bowen, Chief Financial Officer of H&R Block. “Meta has a proven track record of delivering best-in-class financial solutions, and we’re excited to be working with their team.”
This press release and other important information about the Company are available at metafinancialgroup.com.
Forward-Looking Statements
The Meta Financial Group, Inc. (the “Company”) and MetaBank may from time to time make written or oral “forward-looking statements,” including statements contained in this press release, the Company’s filings with the Securities and Exchange Commission (“SEC”), the Company’s reports to stockholders, and in other communications by the Company and MetaBank, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning or similar expressions. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements are based on information currently available to the Company and MetaBank and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The accuracy of these statements are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include the risk that Meta may, in connection with the anticipated increase in refund advance loans, recognize more significant loan losses than expected; the risks of reduced volume of refund advance loans as a result of reduced customer demand for or acceptance or usage of Meta’s partners’ refund advance products, including due to the effectiveness of the marketing efforts for such products by Meta’s partners, the implementation of alternative products by competitors of Meta’s partners or otherwise; changes in Internal Revenue Service refund processing practices; changes in tax laws; and the factors discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Meta expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Meta or its subsidiaries.

About MetaBank®, N.A.
MetaBank, N.A. (“Meta”), a national bank, is a subsidiary of Meta Financial Group, Inc.® (Nasdaq: CASH), a South Dakota-based financial holding company. Meta is a leader in providing innovative financial solutions to consumers and businesses in under-served niche markets and believes in financial inclusion for all. Meta’s commercial lending division works with high-value niche industries, rapid-growth companies and technology adopters to grow their businesses and build more profitable customer relationships nationwide. Meta is one of the largest issuers of prepaid cards in the U.S., having issued more than a billion cards in partnership with banks, program managers, payments providers and other businesses, and offers a total payments services solution that includes ACH origination, wire transfers, and more.

About H&R Block®
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation, financial services and small business solutions. The company is disrupting the tax industry by providing consumers price transparency and with digital platforms such as Tax Pro GoSM. H&R Block believes the best solutions blend digital capabilities with human expertise and care. For more information visit hrblock.com/news and follow @HRBlockNews.

MetaBank Contacts:	H&R Block Contacts:
Brittany Kelley Elsasser	Colby Brown
Director of Investor Relations	Investor Relations
605.362.2423	816.854.4559
bkelley@metabank.com	colby.brown@hrblock.com

mediarelations@metabank.com	Susan Waldron
Media Relations
816.854.5522
susan.waldron@hrblock.com